Exhibit 10.13

Execution Version

SECURITIES PURCHASE AGREEMENT

by and among

EDGEN ACQUISITION CORPORATION

and

THE MANAGEMENT INVESTORS NAMED HEREIN

Dated as of February 1, 2005

TABLE OF CONTENTS

ARTICLE I PURCHASE OF SECURITIES

1.1. Sale and Purchase of Common Stock and Preferred Stock

1.2. Closing

1.3. Conditions to the Management Investor’s Obligations

1.4. Conditions to the Company’s Obligations

ARTICLE II REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY

2.1. Representations, Warranties and Covenants of the Company

ARTICLE III REPRESENTATIONS, WARRANTIES AND COVENANTS OF MANAGEMENT INVESTORS

3.1. Representations, Warranties and Covenants of Each Management Investor

ARTICLE IV MISCELLANEOUS

4.1. Legend

4.2. Amendment and Modification

4.3. Survival of Representations and Warranties

4.4. Successors and Assigns

4.5. Separability

4.6. Notices

4.7. Governing Law

4.8. Headings

4.9. Counterparts

4.10. Further Assurances

4.11. Entire Agreement

i

EXHIBITS

Exhibit A	Form of Securities Holders Agreement
Exhibit B	Form of Registration Rights Agreement
Exhibit C	Amended and Restated Certificate of Incorporation of the Company
Exhibit D	Bylaws of the Company

SCHEDULES

Schedule I	Management Investors and Securities Purchased

DEFINED TERMS

accredited investor	6
Agreement	1
Closing	2
Closing Date	3
Common Stock	1
Company	1
Edgen	1
Institutional Investors	1
Management Investors	1
person	5
Preferred Stock	1
Registration Rights Agreement	1
Securities	2
Securities Act	1
Securities Holders Agreement	1
Series A Preferred Stock	5
Stock Purchase Agreement	1

2

SECURITIES PURCHASE AGREEMENT

THIS IS A SECURITIES PURCHASE AGREEMENT, dated as of February 1, 2005 (the “Agreement”), by and among Edgen Acquisition Corporation, a Nevada corporation (the “Company”), and the individuals designated as Management Investors on the signature pages hereto (such individuals, the “Management Investors”).

Background

A.                                   This Agreement is being entered into in connection with the consummation of the transactions contemplated by the Stock Purchase Agreement, dated as of December 31, 2004 (the “Stock Purchase Agreement”), by and among Edgen Corporation, a Nevada corporation (“Edgen”), the Company and the other parties thereto, pursuant to which the Company will acquire all of the outstanding capital stock of Edgen.  Immediately after the acquisition, the Company will merge with Edgen with Edgen remaining as the surviving entity.

B.                                     The Management Investors are employed by Edgen or its direct or indirect subsidiaries.  In order to assist the Company in attracting and retaining valued employees, the Company wishes to offer such employees the opportunity to acquire shares of the Company’s capital stock.  This Agreement is intended to be a written compensatory contract as defined under Rule 701 of the Securities Act of 1933, as amended (the “Securities Act”).

C.                                     Pursuant to the terms hereof, in connection with the consummation of the transactions contemplated by the Stock Purchase Agreement, the Company desires to sell, and the Management Investors, desire to purchase for cash, (i) the number of shares of the Company’s Preferred Stock, par value $.01 per share (“Preferred Stock”), and (ii) the number of shares of Common Stock of the Company, par value $.01 per share (“Common Stock”), in each case as set forth opposite such Investor’s name on Schedule I hereto.

D.                                    Also in connection with the transactions contemplated by the Stock Purchase Agreement, pursuant to a separate Securities Purchase Agreement dated as of the date hereof (the “Securities Purchase Agreement”), the Company intends to sell for cash additional shares of Preferred Stock and Common Stock to the investors who are parties thereto (the “Institutional Investors”).

E.                                      Immediately following the purchase and sale of securities referred to above, the Company will use such cash proceeds in part to acquire, pursuant to the Stock Purchase Agreement, the outstanding capital stock of Edgen.

F.                                      In connection with the execution and delivery of this Agreement, the Management Investors, the Institutional Investors and the Company are also entering into a Securities Holders Agreement (the “Securities Holders Agreement”) and a Registration Rights Agreement (the “Registration Rights Agreement”) substantially in the forms of Exhibit A and

Exhibit B hereto, respectively, in order to set forth more fully certain agreements regarding their future relationships and their rights and obligations with respect to Securities of the Company.

G.                                     As used herein, the term “Securities” shall mean Common Stock, Preferred Stock, and any other shares of capital stock of the Company, and any securities convertible into or exchangeable for such capital stock, and any options (including any options now or hereafter issued to Management Investors), warrants or other rights to acquire such capital stock or securities, now or hereafter held by any party hereto, including all other securities of the Company (or a successor to the Company) received on account of ownership of Common Stock or Preferred Stock, including all securities issued in connection with any merger, consolidation, stock dividend, stock distribution, stock split, reverse stock split, stock combination, recapitalization, reclassification, subdivision, conversion or similar transaction in respect thereof.

Terms

In consideration of the mutual covenants contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

PURCHASE AND EXCHANGE OF SECURITIES

1.1.                              Sale and Purchase of Common Stock and Preferred Stock.  (a)  Subject to the terms and conditions set forth herein, at the Closing (as defined in Section 1.2), the Company will issue and sell to the Management Investors, and the Management Investors will purchase, the number of shares of Preferred Stock and Common Stock set forth opposite the name of such Management Investor on Schedule I hereto.

(b)                                 The per share purchase price for the Preferred Stock and Common Stock to be purchased under this Section 1.1 shall be $1,000 per share and $1 per share, respectively.  The aggregate purchase price to be paid by each Management Investor purchasing Preferred Stock and Common Stock pursuant to this Section 1.1, is set forth opposite such Management Investor’s name on Schedule I hereto.  The Management Investors shall pay the purchase price for the shares of Preferred Stock and Common Stock purchased by him or her hereunder by wire transfer of immediately available funds (or such other means as the parties might agree) to an account designated by the Company.

(c)                                  The obligations of the Management Investors purchasing Securities under this Section 1.2 are several in nature, and no Management Investor shall have any obligation to purchase any Securities subscribed for hereunder by any other Management Investor.

1.2.                              Closing.  (a)  The closing (the “Closing”) of the purchase and sale of the Securities referred to in Section 1.1 will take place concurrently with the Closing of the Stock

Purchase Agreement or at such other time or on such other date as may be agreed by the parties hereto.  The date such Closing occurs is referred to herein as the “Closing Date.”

(b)                                 At the Closing, the Company will deliver to each Management Investor certificates evidencing the number of shares of Preferred Stock and Common Stock to be purchased by such Management Investor as set forth opposite such Management Investor’s name on Schedule I hereto, registered in such Management Investor’s name, against payment of the purchase price therefor in cash, by wire transfer of immediately available funds (or such other means as the parties might agree), with confirmed receipt.

1.3.                              Conditions to the Management Investor’s Obligations.  The obligation of each Management Investor to purchase such Management Investor’s Securities at the Closing is subject to the satisfaction on or prior to the date hereof of the following conditions:

(a)                                  The representations and warranties of the Company set forth in Article II hereof shall be true and correct in all material respects on and as of the Closing Date as though then made, and all covenants of the Company set forth in Article I required to be performed on or prior to the Closing shall have been performed in all material respects.

(b)                                 No preliminary or permanent injunction or order, decree or ruling of any nature issued by any court or governmental agency of competent jurisdiction, nor any statute, rule, regulation or executive order promulgated or enacted by any United States federal, state or local governmental authority, shall be in effect, that would prevent the consummation of the transactions contemplated by this Agreement or the Stock Purchase Agreement.

(c)                                  All of the conditions to effecting the transactions contemplated by the Stock Purchase Agreement shall have been fulfilled or waived in accordance with the terms of the Stock Purchase Agreement.

(d)                                 The Company shall have executed and delivered the Securities Holders Agreement and the Registration Rights Agreement.

(e)                                  The Company’s Amended and Restated Articles of Incorporation and Bylaws shall be substantially in the forms of Exhibit C and Exhibit D hereto, respectively.

(f)                                    All corporate and other proceedings, if any, taken or to be taken by the Company in connection with the transactions contemplated hereby shall have been taken.

1.4.                              Conditions to the Company’s Obligations.  The obligations of the Company to issue and sell the Securities to each Management Investor as set forth herein at the Closing are subject to the satisfaction on or prior to the Closing of the following conditions:

(a)                                  The representations and warranties of each Management Investor set forth in Article III hereof shall be true and correct in all material respects at and as of the Closing Date as though then made, and all covenants of each Management Investor required to be performed at or prior to the Closing shall have been performed in all material respects.

(b)                                 No preliminary or permanent injunction or order, decree or ruling of any nature issued by any court or governmental agency of competent jurisdiction, nor any statute, rule, regulation or executive order promulgated or enacted by any United States federal, state or local governmental authority, shall be in effect, that would prevent the consummation of the transactions contemplated by this Agreement or the Stock Purchase Agreement.

(c)                                  All of the conditions to effecting the transactions contemplated by the Stock Purchase Agreement shall have been fulfilled or waived in accordance with the terms of the Stock Purchase Agreement.

(d)                                 Such Management Investor shall have executed and delivered each of the Securities Holders Agreement and the Registration Rights Agreement.

ARTICLE II

REPRESENTATIONS, WARRANTIES AND
COVENANTS OF THE COMPANY

2.1.                              Representations, Warranties and Covenants of the Company.  The Company represents and warrants to, and covenants and agrees with, each of the Management Investors as follows:

(a)                                  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada.

(b)                                 The Company has all requisite corporate power and corporate authority to execute, deliver and perform this Agreement and to consummate the transactions provided for herein.

(c)                                  The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby, including, but not limited to, the issuance and sale of the Securities to be issued by it hereunder, have been duly authorized, and this Agreement constitutes the valid and binding obligation of the Company, enforceable against it in accordance with the terms hereof.

(d)                                 The Securities issued to the Management Investors under Article I hereof, when issued in compliance with the provisions of this Agreement, will be validly issued, fully paid and non-assessable.

(e)                                  As of the date hereof and after giving effect to the transactions contemplated by this Agreement and the Securities Purchase Agreement with the Institutional Investors, but excluding the restricted Common Stock issued under the Edgen Corporation

Incentive Plan, (i) the authorized capital stock of the Company consists of five million one hundred thousand (5,100,000) shares, divided into two (2) classes consisting of five million (5,000,000) shares of Common Stock, 2,400,000 shares of which are issued and outstanding; and one hundred thousand (100,000) shares of Preferred Stock, of which forty thousand (40,000) are designated as Series A 8½% Cumulative Compounding Preferred Stock (“Series A Preferred Stock”)  and 21,600 shares of which Series A Preferred Stock are issued and outstanding; and (ii) the shares of Common Stock and Series A Preferred Stock held by the Investors, together with the shares of Common Stock and Series A Preferred Stock issued under the Securities Purchase Agreement with the Institutional Investors, constitute all of the issued and outstanding shares of the Company’s capital stock.

(f)                                    The Securities offered to the Management Investors under Article I hereof are offered to those Management Investors in their capacity as employees, officers or directors of the Company.

ARTICLE III

REPRESENTATIONS, WARRANTIES AND
COVENANTS OF MANAGEMENT INVESTORS

3.1.                              Representations, Warranties and Covenants of Each Management Investor.  Each of the Management Investors severally and as to itself represents and warrants to, and covenants and agrees with, the Company that:

(a)                                  Such Management Investor has the requisite legal right, power and authority (including, if applicable, the due authorization by all necessary corporate action) to enter into this Agreement and to perform such Management Investor’s obligations hereunder and to consummate the transactions provided for herein; this Agreement has been duly authorized, executed and delivered by such Management Investor; and this Agreement constitutes the valid and binding obligation of such Management Investor, enforceable against such Management Investor in accordance with the terms hereof.  As used herein, the term “person” means an individual or a corporation, partnership, limited liability company, joint venture, trust, regulatory or governmental agency or authority or other organization or entity of any kind.

(b)                                 No consent, approval or authorization of, or registration, qualification or filing with, any governmental agency or authority is required for the execution and delivery of this Agreement by such Management Investor or for the consummation by such Management Investor of the transactions contemplated hereby, except where the failure to obtain any such consent, approval or authorization or to so register, qualify or file would not reasonably be expected to materially and adversely affect such Management Investor’s ability to consummate the transactions contemplated hereby.

(c)                                  No action, suit, proceeding or investigation is pending or, to such Management Investor’s knowledge, threatened, against such Management Investor with respect to his or her execution and delivery of this Agreement or the consummation by such Management Investor of the transactions contemplated hereby.

(d)                                 The Securities are being purchased by such Management Investor hereunder for investment, and not with a view to any distribution thereof that would violate the Securities Act or the applicable state securities laws of any state.  Such Management Investor will not distribute the Securities in violation of the Securities Act or the applicable securities laws of any state.

(e)                                  Such Management Investor understands that the Securities have not been registered under the Securities Act or the securities laws of any state and must be held indefinitely unless subsequently registered under the Securities Act and any applicable state securities laws or unless an exemption from such registration becomes or is available.

(f)                                    In formulating a decision to enter into this Agreement, such Management Investor has relied solely upon (i) the provisions of this Agreement, (ii) an independent investigation of the Company’s business, and (iii) consultations with, his or her legal and financial advisors with respect to this Agreement and the nature of his or her investment; and that in entering into this Agreement no reliance was placed by the Management Investor upon any representations or warranties other than those contained in this Agreement.

(g)                                 Such Management Investor is financially able to hold the Securities for long-term investment, believes that the nature and amount of the Securities being purchased are consistent with his or her overall investment program and financial position, and recognizes that there are substantial risks involved in the purchase of the Securities.

(h)                                 Such Management Investor confirms that (i) he or she or she is familiar with the business of the Company, (ii) he or she or she has had the opportunity to ask questions of the officers and directors of the Company and to obtain (and that such Management Investor has received to his or her satisfaction) such information about the business and financial condition of the Company as he or she has reasonably requested, and (iii) such Management Investor, either alone or with a representative (as defined in Rule 501(h) promulgated under the Securities Act), has such knowledge and experience in financial and business matters that such Management Investor is capable of evaluating the merits and risks of the prospective investment in the Securities.

(i)                                     Such Management Investor confirms and acknowledges that (i) he or she understands that the opportunity to purchase the Securities offered to such Management Investor under this contract are offered in his or her capacity as an employee, officer or director of the Company and (ii) he or she has received a copy of this contract in accordance with Rule 701 under the Securities Act.

(j)                                     Such Management Investor confirms that he or she qualifies as an “accredited investor” within the meaning of Rule 501(a) of Regulation D under the Securities Act under which the Management Investor (i) has a net worth of at least one million dollars

($1,000,000), (ii) has had an annual income of at least two hundred thousand dollars ($200,000), individually or joint income with spouse of three hundred thousand dollars ($300,000) for each of the last two years or (iii) or is a director, executive officer, or general partner of the issuer of the securities being offered or sold.

(k)                                  Such Management Investor’s residence address is as set forth below his or her signature to this Agreement.

ARTICLE IV

MISCELLANEOUS

4.1.                              Legend.  (a) All certificates representing the Securities shall bear the following legend in addition to any other legend required under applicable law:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF WITHOUT REGISTRATION UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR THE DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO THE TERMS AND CONDITIONS OF A SECURITIES HOLDERS AGREEMENT BY AND AMONG THE COMPANY AND THE HOLDERS SPECIFIED THEREIN, AS AMENDED FROM TIME TO TIME (THE “SECURITIES HOLDERS AGREEMENT”), A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY.  THE SALE, TRANSFER, ASSIGNMENT OR OTHER DISPOSITION OF THE SECURITIES IS SUBJECT TO THE TERMS OF SUCH AGREEMENT AND THE SECURITIES ARE TRANSFERABLE OR OTHERWISE DISPOSABLE ONLY UPON PROOF OF COMPLIANCE THEREWITH.

4.2.                              Amendment and Modification.  This Agreement may be amended or modified, or any provision hereof may be waived, provided that such amendment, modification or waiver is set forth in a writing executed by (i) the Company, and (ii) the holders of the majority of the shares of Common Stock then held by the Management Investors; provided, however, that any amendment of this Agreement which materially adversely affects any Management Investor in a manner materially different from other Management Investors (other than due to any difference in the number of shares owned by and such Management Investor) requires the consent of such Management Investor.  No course of dealing between or among any persons having any interest in this Agreement will be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any person under or by reason of this Agreement.

4.3.                              Survival of Representations and Warranties.  The representations, warranties, covenants and agreements set forth in this Agreement shall survive the Closing.

4.4.                              Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of and be enforceable by the successors and permitted assigns and executors, administrators and heirs of each party hereto.  This Agreement, and any rights or obligations existing hereunder, may not be assigned or otherwise transferred by any party without the prior written consent of the other parties hereto.

4.5.                              Separability.  In the event that any provision of this Agreement or the application of any provision hereof is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, the remaining provisions shall remain in full force and effect unless deletion of such provision causes this Agreement to become materially adverse to any party, in which event the parties shall use reasonable efforts to arrive at an accommodation which best preserves for the parties the benefits and obligations of the offending provision.

4.6.                              Notices.  All notices provided for or permitted hereunder shall be made in writing by hand-delivery, registered or certified first-class mail, fax or reputable courier guaranteeing overnight delivery to the other party at the following addresses (or at such other address as shall be given in writing by any party to the others):

If to the Company:

Edgen Acquisition Corporation
c/o Jefferies Capital Partners
520 Madison Avenue
12th Floor
New York, NY 10022
Attention:	James Luikart and Nicholas Daraviras
Telephone:	(212) 284-1700
Fax:	(212) 284-1717

with a required copy to:

Dechert LLP
4000 Bell Atlantic Tower
1717 Arch Street
Philadelphia, PA 19103
Attention:	Carmen J. Romano, Esq.
Telephone:	(215) 994-4000
Fax:	(215) 994-2222

If to any of the Management Investors, to such Management Investor’s address as set forth on the signature pages hereto.

All such notices shall be deemed to have been duly given: when delivered by hand, if personally delivered; four business days after being deposited in the mail, postage prepaid, if mailed; when confirmation of transmission is received, if faxed during normal business hours (or, if not faxed during normal business hours, the next business day after confirmation of transmission); and on the next business day, if timely delivered to a reputable courier guaranteeing overnight delivery.

4.7.                              Governing Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to principles of conflicts of law.

4.8.                              Headings.  The headings preceding the text of the sections and subsections of this Agreement are for convenience of reference only and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect.

4.9.                              Counterparts.  This Agreement may be executed in two or more counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same instrument.

4.10.                        Further Assurances.  Each party shall cooperate and take such action as may be reasonably requested by another party in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby.

4.11.                        Entire Agreement.  This Agreement sets forth the entire agreement and understanding among the parties and supersedes all prior agreements and understandings, written or oral, relating to the subject matter of this Agreement, it being understood the Management Investors are contemporaneously entering into other agreements and instruments in connection with the consummation of the transactions contemplated by the Stock Purchase Agreement, including the Securities Holders Agreement and the Registration Rights Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Securities Purchase Agreement the day and year first above written.

EDGEN ACQUISITION CORPORATION

By:	/s/ NICHOLAS DARAVIRAS
Name: Nicholas Daraviras
Title:President

MANAGEMENT INVESTORS:

/s/ JEFFREY L. BIKSHORN
Jeffrey L. Bikshorn

Address:

Telephone No.:

/s/ DOUGLAS J. DALY JR.
Douglas J. Daly Jr.

Address:

Telephone No.:

/s/ ROBERT L. GILLELAND
Robert L. Gilleland

Address:

Telephone No.:

/s/ RANDALL C. HARLESS
Randall C. Harless

Address:

Telephone No.:

/s/ DANIEL D. KEATON
Daniel D. Keaton

Address:

Telephone No.:

/s/ CRAIG STEPHEN KIEFER
Craig Stephen Kiefer

Address:

Telephone No.:

/s/ DAVID L. LAXTON, III
David L. Laxton, III

Address:

Telephone No.:

/s/ ROY J. MEREDITH
Roy J. Meredith

Address:

Telephone No.:

/s/ DANIEL J. O’LEARY
Daniel J. O’Leary

Address:

Telephone No.:

Schedule I

Management Investors and Securities Purchased

Management Investor	Cash Investment	Common Stock Purchase Price ($1 per share)	Preferred Stock Purchase Price ($1000 per share)	Number of Shares of Common Stock Received	Number of Shares of Preferred Stock Received	Aggregate Purchase Price
O’Leary Daniel J.	$750,000	$75,000	$675,000	75,000	675	$750,000

Laxton III, David L.	$350,000	$35,000	$315,000	35,000	315	$350,000

Gilleland, Robert L.	$300,000	$30,000	$270,000	30,000	270	$300,000

Kiefer, Craig Stephen	$300,000	$30,000	$270,000	30,000	270	$300,000

Meredith, Roy J.	$200,000	$20,000	$180,000	20,000	180	$200,000

Daly, Jr., Douglas J.	$300,000	$30,000	$270,000	30,000	270	$300,000

Bikshorn, Jeffrey L.	$50,000	$5,000	$45,000	5,000	45	$50,000

Harless, Randall C.	$100,000	$10,000	$90,000	10,000	90	$100,000

Keaton, Daniel D.	$40,000	$4,000	$36,000	4,000	36	$40,000

TOTAL	$2,390,000	$239,000	$2,151,000	239,000	2,151	$2,390,000